Exhibit 10.8

                  SUPPLEMENTAL DEFERRED COMPENSATION AGREEMENT

THIS AGREEMENT, entered into this 21st day of July, 1994 by and between Manufacturers and Traders Trust (hereinafter referred to as the "Company") and Brian J. Hickey, an individual residing at 73 Caversham Woods, Pittsford, NY 14534 (hereinafter referred to as "Executive").

                                WITNESSETH, THAT:

        WHEREAS, Executive is presently employed by the Company in a key executive position and possesses substantial talent, ability and unique business experience which has been and will continue to be a great value to the Company; and

        WHEREAS, the Company desires to secure for itself the continued services of Executive and to provide certain additional retirement benefits for Executive in consideration of his past and future services;

        IT IS NOW THEREFORE AGREED AS FOLLOWS:

        1. DEFINITIONS. For purposes of this Agreement, the following terms shall be defined as set forth in this Section 1.

               1.1 "Retirement Plan" shall mean the First Empire State Corporation Retirement Plan, as amended from time to time.

               1.2 "Average Annual Compensation" and "Compensation" shall have the same meanings accorded to such words in the Retirement Plan, except that limits imposed by Internal Revenue code Section 401(a)(17) shall not apply, and further provided that until Executive has received Compensation for at least five (5) consecutive calendar years, Average Annual Compensation shall be based upon the calendar years during which Executive actually receives Compensation (Compensation received during such years, divided by the number of such years).

               1.3 "Years of Service" shall have the same meaning accorded to such words in the Retirement Plan for vesting purposes.

               1.4 "Accrued Pension Benefit" shall have the same meaning accorded to such words in the Retirement Plan.

               1.5 "Benefit Accrual Years" shall have the same meaning accorded to such words in the Retirement Plan.

        2.     ELIGIBILITY FOR AND AMOUNT OF SUPPLEMENTAL RETIREMENT BENEFIT.

               2.1 Termination of Employment Prior to Becoming Vested in the Retirement Plan. Upon Executive's termination of employment with no vested benefit under the Retirement Plan, except in the case of the Executive's termination by the Company for fraud, dishonesty, theft, or other unlawful actions, the Company agrees to pay Executive a monthly retirement benefit equal in amount to an Accrued Pension Benefit determined under the provisions of the Retirement Plan based on his Average Annual Compensation calculated as of his date of employment termination plus five (5) additional Benefit Accrual Years. Commencement and payment (but not eligibility for) of a monthly retirement benefit under this Agreement shall be subject to the provisions of the Retirement Plan.

               2.2 Termination of Employment After Becoming Vested in the Retirement Plan. Upon Executive's termination of employment with a vested benefit under the Retirement Plan, except in the case of the Executive's termination by the Company for fraud, dishonesty, theft, or other unlawful actions, the Company agrees to pay Executive a monthly retirement benefit equal in amount to the differences of (a) minus (b) where: (a) is the Accrued Pension Benefit determined under the provisions of the Retirement Plan based on his Average Annual Compensation calculated as of his date of employment termination plus five (5) additional Benefit Accrual Years and (b) is the nonforfeitable benefit

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due to be paid by the Retirement Plan. Commencement and payment of (but not eligibility for) a monthly retirement benefit under the Agreement shall be subject to the provisions of the Retirement Plan.

        3.     MISCELLANEOUS PROVISIONS.

               3.1 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Company and Executive and their respective successors and assigns, provided, however, that, except as set forth herein, no rights of any kind under this Agreement shall, without the written consent of the Company, be transferable or assignable by Executive or any other person, or be subject to alienation, encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary.

               3.2 Interpretation. All questions of interpretation, construction of application arising under this Agreement shall be decided by the Board of Directors of the Company, whose decision shall be final and conclusive upon all persons.

               3.3 Savings Clause. In the event that any provision or term of this Agreement is finally determined by an judicial, quasi judicial or administrative body to be void or not enforceable for any reason, it is the agreed upon intent of the parties hereto that all other provisions or terms of the Agreement shall remain in full force and effect and that the Agreement shall be enforceable as is such void or non-enforceable provision or term had never been a part hereof.

               3.4 Governing Law. This Agreement is executed in and shall be construed in accordance with and governed by the laws of the State of New York.

               3.5 No Rights in Any Property of Company. The undertakings of the Company herein constitute merely the unsecured promise of the Company to make the payments as provided for herein. No property of the Company is or shall, by reason of this Agreement, be held in trust for Executive, or any other person, and neither Executive nor any other person shall have by reason of the Agreement, any rights, title or interest of any kind in or to any property of the Company.

               3.6 Employment of Executive by Company. Nothing herein shall be construed as an offer or commitment by the Company to continue Executive's employment with the Company for any period of time.

        IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

                                            MANUFACTURERS AND TRADERS TRUST
                                            "Company"


                                            BY /s/ Ray E. Logan
                                               --------------------------------

                                               /s/  Brian J. Hickey
                                               --------------------------------
                                               "Executive"



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